UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55616

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 9, 2017, the Board of Directors of Strategic Storage Growth Trust, Inc. (the “Registrant”) approved the close of the Registrant’s primary offering upon crossing the $200 million threshold in its primary offering. Upon the Registrant reaching $200 million in its primary offering, the Registrant intends to close the offering to new subscriptions commencing five business days after reaching the $200 million threshold (the “Close Date”). In connection with the closing, the Registrant’s policy will be to accept subscription agreements only if they are received by the Registrant’s transfer agent on or before the close of business on the Close Date. The accounts must be fully funded and in good order no later than the close of business five business days following the Close Date for non-qualified account investments and thirty business days following the Close Date for qualified account investments. The Registrant intends to continue to sell shares of its common stock in the offering pursuant to its distribution reinvestment plan following the termination of its primary offering. As of February 8, 2017, the Registrant has raised approximately $122 million of the $200 million threshold referenced above.

On February 13, 2017, the Registrant sent correspondence to registered representatives regarding the anticipated close of the Registrant’s primary offering.

A copy of the correspondence is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein for purposes of this Item 7.01 disclosure. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter to Registered Representatives, dated February 13, 2017

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: February 13, 2017	By:	/s/ Michael O. Terjung
Michael O. Terjung
Chief Financial Officer and Treasurer